UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 30, 2010
MGM Resorts International
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-10362 (Commission File Number) Identification No.)	88-0215232 (I.R.S. Employer

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On September 30, 2010, CityCenter Holdings, LLC, a Delaware limited liability company (“CityCenter Holdings”) obtained an amendment to its $1.8 billion senior secured credit facility that, among other things, allows for certain mechanics’ liens to exist on its CityCenter development on the Las Vegas Strip. CityCenter Holdings is a joint venture of subsidiaries of MGM Resorts International, a Delaware corporation (the “Company”), and Dubai World, a Dubai, United Arab Emirates government decree entity.
     The amendment allows for mechanics’ liens in an aggregate amount (after elimination of duplicative subcontractor liens) that is adequate to permit existing mechanics’ liens. The credit agreement’s limitation on mechanics’ liens reduces on December 31, 2010, however the credit agreement also allows for mechanics’ liens to exist above the stated limits to the extent that bonds or other security are provided with respect to any such mechanics’ liens, in each case in form acceptable to the administrative agent under the credit agreement.
     The mechanics’ liens largely consist of claims asserted by CityCenter Holdings’ primary general contractor, Perini Building Company, Inc. (“Perini”) and its subcontractors. The non-duplicative amount of the mechanics’ liens Perini asserted on behalf of itself and its subcontractors was approximately $491 million as of June 30, 2010. City Center Holdings has been actively pursuing settlements with subcontractors, and the court ordered a reduction in the amount of mechanics’ liens that Perini asserted to $424 million on September 30, 2010, as a result of payments of settlements of underlying subcontractor claims.
     Statements in this Current Report on Form 8-K, which are not historical facts are “forward looking” statements and “safe harbor statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934, as amended, and other related laws that involve risks and/or uncertainties, including risks and/or uncertainties as described in the Company’s public filings with the US Securities and Exchange Commission. We have based those forward looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding the mechanics’ liens filed against CityCenter and the impact of such liens on CityCenter’s credit facility. These forward looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward looking statements include the possibility of additional liens being filed, the ability of CityCenter to resolve current outstanding liens in a manner that does not impact its credit facility, and the ability of CityCenter to obtain further amendments to its credit facility if necessary. In providing forward looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM Resorts International
Date: October 4, 2010	By:	/s/ Troy E. McHenry
Troy E. McHenry
Vice President, Deputy General Counsel & Assistant Secretary